______________________

AGREEMENT AND PLAN OF EXCHANGE

EMVELCO RE CORP.

and

VERGE LIVING CORPORATION

_______________________

December 31, 2006

AGREEMENT AND PLAN OF EXCHANGE

THIS EXCHANGE AGREEMENT (the "Agreement") is made and entered into on December 31, 2006 by and among EUROWEB INTERNATIONAL CORP., a Delaware corporation (hereinafter referred to as “Euroweb”) and EMVELCO RE CORP., a Nevada corporation and wholly owned subsidiary of Euroweb (f/k/a Euroweb RE Corp.) (hereinafter referred to as "ERC") on the one hand, and VERGE LIVING CORPORATION, a Nevada corporation (f/k/a The Aquitania Corp.) (hereinafter referred to as “Verge") and THE INTERNATIONAL HOLDINGS GROUP LTD, a corporation formed and registered in the Marshall Islands and sole shareholder of Verge (hereinafter referred to as “TIHG”), on the other hand. The individuals and entities above are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

A. EUROWEB INTERNATIONAL CORP., a Delaware corporation (“EUROWEB”) is a corporation that currently files reports with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), as amended.

B. The Parties desire to transfer certain of their respective interests in exchange for interests in the other Party. ERC is willing to acquire all of the issued and outstanding common stock of VERGE, owned by TIHG, in exchange for a certain amount of shares of common stock of ERC making VERGE a wholly-owned subsidiary of ERC, and TIHG is willing to exchange all of the issued and outstanding common stock in VERGE in exchange for a certain amount of shares of common stock of ERC.

C. It is the intention of the Parties hereto that: (i) EUROWEB shall acquire all of the issued and outstanding common stock of VERGE in exchange for shares of common stock of ERC as set forth herein (the "Exchange"); (ii) the Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and related sections thereunder; and (iii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the "1933 Act") and under the applicable securities laws of each state or jurisdiction where the Shareholders of EUROWEB and VERGE reside.

D. For federal income tax purposes, it is intended that the reorganization contemplated hereby shall qualify as a reorganization with the meaning of Section 368(a) of the Code.

NOW, therefore, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties hereto agree as follows:

SECTION 1. OWNERSHIP OF THE COMPANIES

The Parties acknowledge that the ownership of the Companies, as of the date all Parties hereto have executed this Agreement, immediately prior to giving effect to the transactions hereunder, is as follows:

1.1. The capital stock of ERC, consisting solely of common stock is owned of record and held beneficially by EUROWEB. EUROWEB currently owns 1,000 shares of common stock of ERC which represents 100% of the outstanding shares of stock of ERC (the “ERC Shares”) and therefore, ERC is a wholly-owned subsidiary of EUROWEB.

1.2. The capital stock of VERGE, consisting solely of common stock is owned of record and held beneficially by TIHG. TIHG currently owns 75,000 shares of common stock of VERGE which represents 100% of the outstanding shares of stock of VERGE (the “VERGE Shares”) and TIHG is the sole shareholder of VERGE.

SECTION 2.  EXCHANGE OF ERC SHARES AND VERGE SHARES

The Parties hereby acknowledge and agree to perform the following acts at the closing of the transactions contemplated herein (the “Closing”):

2.1 ERC Shares. EUROWEB and ERC hereby agree that ERC shall issue new shares of common stock and shall transfer to TIHG, on the Closing Date (as hereinafter defined), One Thousand Three Hundred and Eight (1,308) shares of common stock, representing a 56.67% interest in ERC. EUROWEB shall retain a 43.33% ownership interest in ERC.

2.2 Verge Shares. TIHG hereby agrees and shall transfer to ERC, on the Closing Date, Seventy Five Thousand (75,000) shares of common stock of VERGE, representing 100% interest in VERGE.

2.3 Delivery Of Share Certificates. On the Closing Date, ERC will deliver to TIHG the certificate representing the ERC Shares, duly endorsed (or with executed stock powers) so as to make TIHG the owner thereof. Simultaneously, TIHG will deliver the certificate representing the VERGE Shares to ERC.

2.4 Other Transfer Documents. At the Closing, the Parties each shall execute and deliver such sale and transfer documents and agreements reasonably requested by the other Party, including customary representations and warranties that the ERC Shares and the VERGE Shares, respectively, are free and clear of any security interest, liens, charges, claims and that, upon such transfer and sale by the Parties, each Party shall hold good and marketable title to the ERC Shares or VERGE Shares (as the case may be).

2.5  Ownership After Transfer. The Parties acknowledge that after consummation of the transfers described above, TIHG shall own 56.67% of ERC and ERC shall own 100% of VERGE.

2.6 Investment Intent. The VERGE Shares have not been registered under the 1933 Act and may not be resold unless the VERGE Shares are registered under the 1933 Act or an exemption from such registration is available. ERC represents and warrants that it is acquiring the VERGE Shares for its own account, for investment, and not with a view to the sale or distribution of the VERGE Shares. The certificate representing the VERGE Shares will have a legend thereon incorporating language as follows:

"The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration has been established, or unless sold pursuant to Rule 144 of the Securities Act of 1933.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF EUROWEB AND ERC

EUROWEB and ERC, to the best of their knowledge and belief, hereby represent and warrant as follows:

3.1 Organization and Good Standing; Ownership of ERC Shares. ERC is duly organized, validly existing and in good standing under the laws of the State of Nevada, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. ERC is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary. ERC does not currently have any subsidiaries. Other than as previously disclosed, there are no outstanding subscriptions, rights, options, warrants or other agreements obligating ERC to issue, sell or transfer any stock or other securities of ERC, except simultaneously herewith.

3.2 Ownership of ERC Shares. EUROWEB is the owner of record and beneficially owns all of the shares of common stock of ERC, all of which ERC Shares are free and clear of all rights, claims, liens and encumbrances, and which ERC Shares have not been sold, pledged, assigned or otherwise transferred, except pursuant to this Agreement.

3.3 Financial Statements, Books and Records. There has been previously delivered to VERGE and TIHG financial statements dated September 30, 2006 that fairly represent the financial position of ERC.

3.4 No Material Adverse Changes. Since the date of the Balance Sheet there has not been and there will not be before the Closing Date:

(i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of ERC;

(ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of ERC, whether or not covered by insurance;

(iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of ERC’s capital stock or the ERC Shares;

(iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by ERC of any properties or assets; or

(v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

3.5 Taxes. ERC has prepared and filed all appropriate federal, state and local tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

3.6 Compliance with Laws. ERC has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of ERC.

3.7 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i) violate any provision of the Articles of Incorporation or By-Laws of ERC;

(ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which ERC is a party or by or to which it or any of its assets or properties may be bound or subject;

(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, ERC, or upon the properties or business of ERC; or

(iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on the business or operations of ERC.

3.8 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving ERC. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving ERC or any of its properties or assets. There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

3.9 Brokers or Finders. No broker's or finder's fees will be paid by ERC in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by ERC.

3.10 Real Estate. ERC owns or has interests in real estate as set forth in Schedule 3.10 attached hereto.

3.11 Tangible and Intangible Assets. ERC has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, patents, licenses owned or leased or licensed by ERC, any related capitalized items or other tangible or intangible property material to the business of ERC (the "Tangible and Intangible Assets"). ERC holds all rights, title and interest in all the Tangible and Intangible Assets owned by it on the Balance Sheet or acquired by it after the date of the Balance Sheet, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances except as set forth on Schedule 3.11. All of the Tangible and Intangible Assets are in good operating condition and repair and are usable in the ordinary course of business of ERC and conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation.

3.12 Liabilities. ERC does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Balance Sheet. As of the Closing Date, ERC will not have any Liabilities, other than Liabilities fully and adequately reflected on the Balance Sheet, except for Liabilities incurred in the ordinary course of business.

3.13 Operations of ERC. From the date of the Balance Sheet and through the Closing Date hereof ERC has not and will not have:

(i) incurred any indebtedness for borrowed money, other than as disclosed previously in connection with ERC’s real estate properties;

(ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

(iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

(v)  disposed of any assets of ERC except in the ordinary course of business;

(vi) materially increased the annual legal or compensation of any executive employee of ERC;

(vii) increased, terminated, amended or otherwise modified any plan for the benefit of employees of ERC;

(viii) issued any equity securities or rights to acquire such equity securities; or

(ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

3.14 Capitalization. Neither ERC or EUROWEB has granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of common stock of ERC.

3.15 Full Disclosure. No representation or warranty by ERC or EUROWEB in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to VERGE and TIHG pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of ERC. The foregoing notwithstanding, all of the aforementioned representations and warranties are qualified to extent that any of the companies or businesses acquired or to be acquired pursuant to ERC or EUROWEB’s acquisition program may include events, conditions or circumstances involving matters contemplated by such representations and warranties, the disclosure of which will not be made pursuant to this Agreement.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF VERGE AND ITS SOLE SHAREHOLDER TIHG

VERGE and TIHG hereby represent and warrant to ERC and EUROWEB as follows:

4.1 Organization and Good Standing. VERGE is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted. The authorized capital stock of VERGE consists of 75,000 shares of common stock, all of which are issued and outstanding to TIHG. VERGE is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by VERGE or the nature of the business transacted by it make such license or qualification necessary. VERGE does not have any subsidiaries.

4.2 The VERGE Shares. The VERGE Shares to be transferred to ERC have been or will have been duly authorized by all necessary corporate and shareholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

4.3 Financial Statements; Books and Records. The audited and unaudited financial statements of VERGE as of September 30, 2006 were, to the best of VERGE and TIHG’s belief, along with statements of operations for the years then ended previously delivered, prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods, and such financial statements fairly represent the financial position of VERGE as at such dates and the results of its operations for the years then ended.

4.4 No Material Adverse Changes. Since the date of the Balance Sheet (September 30, 2006), there has not been and there will not be before the date of Closing:

(i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of VERGE;

(ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of VERGE, whether or not covered by insurance;

(iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of VERGE 's capital stock;

(iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by VERGE of any properties or assets; or

(v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

4.5 Compliance with Laws. VERGE has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to their businesses which, if not complied with, would materially and adversely affect the business of VERGE.

4.6 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i) violate any provision of the Articles of Incorporation or By-Laws of VERGE;

(ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which VERGE is a party or by or to which it or any of its assets or properties may be bound or subject, other than as previously disclosed in connection with the real estate holdings of VERGE;

(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, VERGE or upon the securities, properties or business of VERGE; or

(iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

4.7 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving VERGE. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving VERGE or any of its properties or assets.

4.8 Brokers or Finders. No broker's or finder's fees will be payable by VERGE in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by VERGE .

4.9 Liabilities. VERGE does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, mining claims, environmental claims any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the financial statements. As of the Closing Date, VERGE will not have any Liabilities, other than Liabilities fully and adequately reflected on its Balance Sheet and previously disclosed, except for Liabilities incurred in the ordinary course of business.

4.10 Operations of VERGE . From the date of the Balance Sheet and through the Closing Date hereof VERGE has not and will not have:

(i) incurred any indebtedness for borrowed money;

(ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

(iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

(v) disposed of any assets of VERGE except mining claims and related assets in the ordinary course of business;

(vi) incurred any compensation for any executive employee of VERGE;

(vii) adopted, increased, terminated amended or otherwise modified any plan for the benefit of employees of VERGE;

(viii) issued any equity securities or rights to acquire such equity securities except as described herein; or

(xiv) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

4.11 Authority to Execute and Perform Agreements. VERGE has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of VERGE enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by VERGE of this Agreement, in accordance with its respective terms and conditions will not:

(i) require the approval or consent of any governmental or regulatory body, or the approval or consent of any other person;

(ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to VERGE or any instrument, contract or other agreement to which VERGE is a party or by or to which VERGE is bound or subject; or

(iii) result in the creation of any lien or other encumbrance on the assets or properties of VERGE.

4.12 Full Disclosure. No representation or warranty by VERGE or TIHG in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to ERC or EUROWEB pursuant hereto or in connection with the execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of VERGE. The foregoing notwithstanding, all of the aforementioned representations and warranties are qualified to extent that any of the companies or businesses acquired or to be acquired pursuant to VERGE’s acquisition program may include events, conditions or circumstances involving matters contemplated by such representations and warranties, the disclosure of which will not be made pursuant to this Agreement.

4.13 Real Estate. VERGE owns or has interests in real estate as set forth in Schedule 4.13 attached hereto.

SECTION 5. COVENANTS

5.1 Corporate Examinations and Investigations. Prior to the Closing Date, the Parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigation by a Party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

5.2 Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

5.3 Further Assurances. The Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such Party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

5.4 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, each of the Parties hereto agree to keep confidential any information disclosed to each other in connection therewith for a period of two (2) years from the date hereof; provided, however, such obligation shall not apply to information which:

(i) at the time of disclosure was public knowledge;

(ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving Party); or

(iii) the receiving Party had within its possession at the time of disclosure.

5.5 Stock Certificates. At the Closing, TIHG shall have delivered the certificates representing the VERGE Shares duly endorsed (or with executed stock powers) so as to make ERC the sole owner thereof. At such Closing, ERC shall issue to TIHG the ERC Shares as applicable.

5.6 Investment Intent. TIHG understands that the ERC Shares being issued have not been registered or approved for sale by the SEC or any state securities authority.

5.7.Board of Directors of VERGE. At and as of the Closing, a new Board of Directors and new Officers shall be elected for VERGE.

5.8 Board of Directors of ERC. At and as of the Closing, a new Board of Directors and new Officers shall be elected for ERC.

5.9 Shareholders’ Agreement for ERC and VERGE. Immediately following the Closing, the Parties, as Shareholders of ERC and in connection with VERGE becoming a wholly-owned subsidiary of ERC, shall enter into a Shareholders’ Agreement (in the form attached hereto) setting forth the rights and obligations of the Shareholders and management of ERC and VERGE, including, but not limited to, a new Board of Directors, tag along and drag along rights, Rights of First Refusal, Restrictions on Transfer and Supermajority voting rights on key issues.

5.10 Reporting Requirements. The Parties hereto, and specifically VERGE and TIHG, acknowledge that due to EUROWEB being subject to the 1934 Act that there are definite reporting requirements and that the Parties agree that they shall continue to comply with all financial reporting requirements, including but not limited to monthly and quarterly reports and any acceptance of an auditor appointment selected by EUROWEB in the event that there is a consolidation reporting on an equity level.

5.11 Consummation of Transactions. As of and through the Closing, the Parties shall not have caused or permitted to occur or be made any event or condition of any character which would prevent consummation of the transactions contemplated by this Agreement or cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF EUROWEB, ERC, VERGE AND TIHG

Notwithstanding any right of a Party fully to investigate the affairs of another Party , the former shall have the right to rely fully upon the representations, warranties, covenants and agreements of a Party contained in this Agreement or in any document delivered by such Party or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

SECTION 7. INDEMNIFICATION

7.1 Obligation of EUROWEB and ERC to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 6, EUROWEB and ERC hereby agree to indemnify, defend and hold harmless VERGE and TIHG from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of EUROWEB or ERC contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

7.2 Obligation of VERGE and TIHG to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 6, VERGE and TIHG agree to indemnify, defend and hold harmless EUROWEB and ERC from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

SECTION 8. CLOSING

8.1 Closing. The Closing shall take place simultaneously with the execution of this Agreement or at such other later time or place as may be agreed upon by the Parties hereto. At the Closing, the Parties shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby.

8.2 Ancillary Documents. At the Closing, or as soon thereafter as practicable, the Parties shall deliver fully executed documents as follows:

8.2.1 Any amendments to the Articles of Incorporation or Bylaws increasing the number of directors on the Board of Directors of ERC and VERGE.

8.2.2 Any other document, notice, filing or agreement as reasonably requested by a Party or necessary to effect the intent of this Agreement.

8.3 Tax Matters. Each Party acknowledges and agrees that it has relied solely on counsel and accountants of its own selection for advice concerning the tax implications, if any, of stock being transferred, debts being assumed, satisfied or contributed, and other transfers hereunder. The Parties agree that it is expressly understood and agreed that as between the Parties, any and all obligations for reporting and paying any tax assessments, penalties or interest shall be the sole and exclusive responsibility of the Party receiving the benefit and each Party shall indemnify the other Party for any liability of the first Party incurred or as a result of failure to pay such tax assessments, penalties or interest; provided, however, each Party shall file its tax return and report the transactions contemplated herein in a manner consistent with the terms of this Agreement.

SECTION 9. GENERAL TERMS

9.1 Waiver. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

9.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

9.3 Assignment. This Agreement is not assignable except by operation of law.

9.4 Notices. The mailing addresses of both parties of this Agreement shall be as from time to time designated in writing.

9.5 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

9.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the ERC Shares and the VERGE Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto. No amendment of this Agreement shall be enforceable unless signed by the party to be charged with performance thereto.

9.7 Headings. the headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.8 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

9.10 Professional Advice. Each Party hereto has been provided with adequate opportunity to consult with legal, tax and accounting professionals of their own independent selection regarding the legal, tax and accounting implications of entering into this Agreement and hereby warrants, covenants and agrees that he/she/it has not relied on any oral or written communication or advice by another party or any agent, accountant or attorney of another party except as otherwise specifically set forth herein with respect to the accuracy of financial statements.

9.11 Expenses. Each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation the fees and expenses of legal counsel and certified public accountants.

9.12 Brokers. the parties hereto warrant, covenant and agree that there has been no act or omission by any party hereto that would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

9.13 Successors and Assigns. All rights and obligations created by this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

9.14 Choice of Law, Binding Arbitration and Attorney’s Fees.

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, including any purchase or exchange of capital stock, shall be resolved under California law without regard to conflicts of laws except insofar as securities issues are concerned which shall be resolved by reference to the federal securities laws through binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Should any arbitration or lawsuit be filed pursuant to or as a consequence of this Agreement, including an action for declaratory relief, the prevailing party shall be entitled to the recovery of reasonable attorney's fees in addition to costs. Venue for any controversy or claim, regardless of whether filed in arbitration or court, shall be in the City of Los Angeles, California. the parties hereto may wish to seek the advice of legal counsel of their own choosing regarding the importance of this paragraph. Execution of this document will result in a waiver of the right to a jury trial and other procedures inherent in civil litigation in the event of a dispute concerning this Agreement.

9.15 Exclusive Remedy. By executing this Agreement, the Parties hereby agree that the rights and remedies provided in this Agreement shall be the sole and exclusive rights and remedies surviving as between and among the Parties hereto relating to the facts and circumstances encompassed by this Agreement.

9.16 Construction of Agreement. Each Party hereto has cooperated in the drafting and preparation of this Agreement, and, therefore, any construction of the intent of the Parties hereto or language hereof to be made shall not be construed against any of the Parties hereto.

9.17 Authority; Valid and Binding Agreement of Parties. Each Party executing this Agreement hereby represents and warrants that it has full power and authority to enter into this Agreement, is free to enter into this Agreement and is not subject to any obligations or disabilities which will or might prevent or interfere with keeping and performing all of the agreements, covenants and conditions to be kept or performed hereunder. This Agreement is a legal, valid and binding obligation of each Party. No third party consents or approvals are required, other than those stated herein.

9.18 Binding Effect of Agreement. The Parties hereby agree that the terms contained in this Agreement shall be binding upon and inure to the benefit of each of the Parties hereto, including any and all of their past or present agents, associates, partners, officers, directors, shareholders, trustees, beneficiaries and employees, including attorneys and experts, and actual, implied or ostensible agents, and any and all of their heirs, executors, successors and assignees. The obligations and duties of each Party hereunder are personal and not assignable and any attempt of assignment or transfer of a Party’s duties or obligation, unless otherwise anticipated and provided for in this Agreement.

9.19 Governing Law; Enforceability. This Agreement has been executed and delivered within the State of California, and the rights and obligations of the Parties hereunder shall be governed by, construed and enforced in accordance with the laws of the State of California without regard to the conflicts of law doctrine. Each Party irrevocably consents to the exclusive jurisdiction and venue of any federal or state court within Los Angeles County, California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated in this Agreement, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons, and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction, venue and such process.

9.20 Attorneys’ Fees. In the event any action or suit is brought by a Party hereto against another Party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of another Party arising out of this Agreement, the prevailing Party shall be entitled to recover from the other Party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

EUROWEB INTERNATIONAL CORP.,
a Delaware Corporation

By: /s/Yossi Attia
Name: Yossi Attia
Its: Chief Executive Officer

EMVELCO RE CORP., a Nevada Corporation

By: /s/Yossi Attia
Name: Yossi Attia
Its: President

VERGE LIVING CORPORATION,
a Nevada Corporation

By: /s/Darren D. Dunckel
Name: Darren D. Dunckel
Its: Chief Executive Officer

THE INTERNATIONAL HOLDINGS GROUP LTD.,
a Marshall Islands Corporation

By: /s/Darren Dunckel
Name: Darren Dunckel
Its: Authorized Representative

SCHEDULE 3.10

ERC REAL ESTATE

Huntley (51%)
Lorraine (100%)
Stanley (66.67%)
Harper (100%)
Laurel (100%)

SCHEDULE 4.13

VERGE REAL ESTATE

296 Condominium Complex + Retail - Las Vegas, Nevada